Exhibit 10.15

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

AUTOGENOMICS, INC.

6.0% SUBORDINATED NOTE

No.	Vista, California
$	March , 2010

FOR VALUE RECEIVED, AutoGenomics, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of                                                               or registered assigns (“Holder”), the principal amount of $            , together with interest thereon at the rate of six percent (6.0%) per annum based on a 365-day year and the number of days elapsed, on or before                     , 2012 (the “Maturity Date”), subject to the terms and conditions set forth below. This 6.0% Subordinated Note (this “Note”) has been issued pursuant to that certain Subscription Agreement dated                     , 2010, to which the Company and Holder are parties (the “Agreement”). Capitalized terms not defined herein have the meaning assigned to them in the Agreement.

This Note is one of a series of 6.0% Subordinated Notes, due 2012, issued in one or more closings (collectively referred to herein as the “Subordinated Notes”), all of like tenor, except as to the identifying number, principal amount, issue date and holder thereof.

1. Defined Terms.

“Affiliate” means, with regard to any Person, (i) any Person, directly or indirectly, controlled by, under common control with, or controlling such Person, (ii) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5.0%) or more of the equity or voting securities, (iii) any Person that holds, of record or beneficially, five percent (5.0%) or more of the equity or voting securities of such Person, (iv) any Person that, through contract, relationship or otherwise, exerts a substantial influence on the management of such Person’s affairs, (v) any director, officer, partner or individual holding a similar position in respect of such Person, or (vi) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons.

“Indebtedness” means:

(i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper, letters of credit and accounts receivable sold or assigned by the Company to such institutions;

(ii) all indebtedness of the Company for monies borrowed by the Company from other persons or entities (excluding accrued expenses, trade payables, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, hedging obligations and surety bonds in the ordinary course of business);

(iii) obligations of the Company as lessee under leases of real or personal property;

(iv) indebtedness or obligations of others of the kinds described above assumed or guaranteed in any manner by the Company;

(v) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described above;

(vi) any balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; and

(vii) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Indebtedness;

if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with generally accepted accounting principals, whether or not contingent. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the Company (whether or not such Indebtedness is assumed by the Company).

“Lien” means with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

“Pari Passu Subordinated Notes” means the Subordinated Notes and all other indebtedness of the Company represented by subordinated promissory notes ranking pari passu with and equal in right of payment to the Subordinated Notes.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, governmental authority, body or agency, or natural person.

“Senior Indebtedness” means any (i) Indebtedness designated by the Company as ranking senior to the Subordinated Notes and (ii) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness, provided, however, that (a) the aggregate amount of all Senior Indebtedness at any one time outstanding shall not exceed $4.0 million; and (b) the Company agrees to provide to the Holder, if requested, the names of the holders of all Senior Indebtedness in writing, and to provide the Holder, if requested, with copies of all agreements related to any such Senior Indebtedness. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (x) any other Indebtedness of the Company designated as subordinated indebtedness, including the other Subordinated Notes, which shall rank equally and ratably with or subordinate to the Subordinated Notes, or (y) any Indebtedness of the Company owed to any Affiliate of the Company.

2. Subordination.

(a) Subordination to Senior Indebtedness. The Indebtedness evidenced by this Note, and the payment of the principal hereof and interest hereon, (i) is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness and (ii) ranks pari passu in right of payment to all other indebtedness of the Company represented by subordinated promissory notes outstanding on the date hereof.

(b) Rights of Holders Unimpaired. The provisions of this Section 2 are, and are intended solely, for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 2 shall impair, as between the Company and any holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.

3. Repayment of the Subordinated Notes.

(a) Repayment at the Maturity Date. On the Maturity Date, the Company shall repay all, but not less than all, of the outstanding principal amount of the Subordinated Notes due on such Maturity Date, and all accrued and unpaid interest thereon, by mailing a corporate check in such amount payable to the Holder at the Holder’s address of record as contained herein, or on file with the Company pursuant to notice given as provided herein, no later than ten (10) business days after the Maturity Date or, at the request of the Holder, by wire transfer of immediately available funds designated in writing by the Holder.

(b) Redemption Prior to the Maturity Date. The Company may redeem in whole or in part the Note, at any time or from time to time, without penalty at a redemption price equal to 100% of the principal amount of Note, together with all accrued and unpaid interest thereon through the redemption date, provided that such redemption is on a pro rata basis with all other Subordinated Notes then outstanding (determined based on the aggregate principal amount of all Subordinated Notes then outstanding as of such redemption date).

(c) Cancellation of Subordinated Note. Immediately upon repayment in full of this Note, including all principal, accrued interest, redemption price, as applicable, and any amounts owed pursuant to paragraph 9(e) hereof, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate as of the date of such repayment.

4. Covenants of the Company.

(a) Incurrence of Additional Indebtedness. The Company shall not incur any Indebtedness after the date hereof without the prior written consent of holders representing 75% of the aggregate principal amount of all then outstanding Pari Passu Subordinated Notes; provided, however, that without the consent of any of the holders of the Subordinated Notes, the Company may incur:

(1) equipment financing, receivables-based financing and unsecured Indebtedness, in an aggregate principal amount and/or aggregate borrowing capacity not to exceed $4.0 million at any one time outstanding, including any refinancings or replacements thereof, and

(2) refinancing of Indebtedness outstanding as of the date hereof (which for the avoidance of doubt shall include the Subordinated Notes), provided that (i) the principal amount of the refinancing indebtedness incurred pursuant to this clause (2) is not greater than the principal amount of the Indebtedness being refinanced, and (ii) the maturity date of the refinancing indebtedness is not prior to the maturity date of the Indebtedness being refinanced.

The Company may designate, at the time of incurrence, that Indebtedness incurred pursuant to this Section 4(a) may be incurred in whole or in part under either of clause (1) or (2), and may be redesignated from time to time at the Company’s sole and absolute discretion.

(b) Reports. Until the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, at the request of the Holder, the Company agrees to furnish to the Holder the following financial statements and other information:

(1) as soon as available, copies of the unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of the first three quarterly accounting periods during the fiscal year of the Company in which the Holder makes such request, and of the related consolidated statements of income and retained earnings and cash flows for such accounting periods;

(2) as soon as available after the end of each fiscal year of the Company, copies of the audited consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, and of the related audited consolidated statements of income and retained earnings and cash flows for such fiscal year accompanied by a report thereon from independent certified public accountants selected by the Company; provided that the Company shall not be required to deliver audited financial statements if not otherwise required in connection with its financing agreements.

(c) Terms No More Favorable. If any of the other subordinated indebtedness issued by the Company after the date hereof contain terms more favorable to the holder of such subordinated indebtedness than those contained in this Note (such subordinated indebtedness, the “More Favorable Terms Note”), the Company shall promptly (but not less than 5 days after the issuance of such More Favorable Terms Note) offer to exchange for this Note a new Subordinated Note which shall have the same terms as this Note plus the more favorable terms of the More Favorable Terms Note.

5. Requirements for Transfer. This Note shall not be sold or transferred unless either (i) this Note shall have been registered or qualified under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration or qualification requirements of the Act and all applicable state securities laws with respect thereto.

6. Payment of Principal. All payments due and payable from the Company to Holder under this Note shall be made in lawful currency of the United States of America. In no event shall any prepayment of principal be made with respect to any other subordinated indebtedness of the Company unless and until the Company shall have concurrently prepaid a like proportionate amount of the principal of this Note. All repayments and prepayments under this Note shall be applied first to accrued and unpaid interest and then to the outstanding principal balance hereof.

7. Default. Upon the occurrence of an Event of Default (as defined below), the entire unpaid portion of the principal amount of this Note, and all accrued and unpaid interest due Holder hereunder, shall automatically become due and payable. As used in this Note, “Event of Default” shall mean: (i) a receiver, trustee, custodian or similar officer is appointed for the Company, or for any substantial part of its property and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction is instituted (by petition, application or otherwise) against the Company and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (iii) the Company admits in writing its inability to pay its debts when due, (iv) the Company makes an assignment for the benefit of creditors, (v) the Company applies for or consents to the appointment of any receiver, trustee, custodian or similar officer for the Company or for any substantial part of its property, (vi) the Company institutes (by petition, application or otherwise) or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction against the Company, (vii) any Indebtedness of the Company in excess of $1,000,000 is accelerated prior to its scheduled maturity date, (viii) the Company fails to make any principal or interest payment under this Note when due and, other than at scheduled maturity, such breach remains uncured for 10 days following written notice from any holder of Subordinated Notes, and (ix) the Company breaches any of its other obligations hereunder or as set forth in the Agreement and such breach remains uncured for thirty days following written notice from any holder of Subordinated Notes.

8. Replacement. Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his, her or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be in such principal amount and registered in such name or names as such Holder may designate in writing. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.

9. General.

(a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.

(b) Notices. All notices, requests, consents and demands shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2980 Scott Street, Vista, CA 92801, Attention: President, and to the Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its principles of choice of law.

(d) Waiver and Amendment. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company hereby waives presentment, notice of dishonor, protest and notice of protest with respect to this Note. This Note may only be amended or modified by a written agreement signed by the Company and Holder.

(e) Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorney’s fees, incurred by the Holder in enforcing the obligations of the Company under this Note.

(f) Confidentiality. By the Holder’s acceptance hereof, the Holder agrees to keep confidential and not disclose, divulge or use for any unauthorized purpose any confidential, proprietary or secret information which the Holder may obtain from the Company and which is marked by the Company as confidential (i) pursuant to financial statements, reports and other materials submitted by the Company to the Holder, or (ii) pursuant to visitation or inspection rights (if any) granted to the Holder, in each case, unless such information is known, or until such information becomes known, to the public, or the Holder is required by any governmental agency, court or other regulatory body having jurisdiction over the Holder to disclose such information, but only for the sole purpose of and solely to the extent required by such agency, court or other regulatory body, provided that the Holder, to the extent possible, shall give the Company prior written notice of the proposed disclosure and cooperate fully with the Company to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

(g) Headings. The headings in this Note are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Note.

(Signature Page Follows)

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned authorized representative of the Company.

AUTOGENOMICS, INC.
a Delaware corporation

By:
Fareed Kureshy
President and CEO

(Signature Page to Subordinated Note)